UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Glucotrack, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Glucotrack, Inc.

301 Rte. 17 North, Suite 800
Rutherford, NJ 07070

(201) 842-7715

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 31, 2025

To the Stockholders of Glucotrack, Inc:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Glucotrack, Inc., a Delaware corporation (the “Company”), will be held exclusively online via the Internet on Friday, October 31, 2025, at 12:00 p.m. (Eastern Time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), to Sixth Borough Capital Fund, LP (“Sixth Borough”), pursuant to that certain purchase agreement, dated September 11, 2025, by and between the Company and Sixth Borough (the “Purchase Agreement”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement (the “Issuance Proposal” or “Proposal 1”);

2.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Issuance Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

3.	To transact such other business as may properly come before the Special Meeting.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 1 and 2. The Board of Directors’ reasons for seeking approval of each of the proposals is set forth in the attached proxy statement. The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 23, 2025, are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof.

The accompanying proxy statement for the Special Meeting (the “Proxy Statement”) contains important information about the Special Meeting and the proposals. Whether or not you plan to attend the Special Meeting, the Company urges you to read this material carefully and vote your shares.

The Proxy Statement for the Special Meeting is dated October 3, 2025, and is being distributed or made available to stockholders on or about that date.

The Special Meeting will be presented exclusively online at https://www.virtualshareholdermeeting.com/GCTK2025M2. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.proxyvote.com and entering the 16-digit control number received with your proxy card. We recommend that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

Your vote is important. Whether or not you plan to attend the virtual Special Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Special Meeting. Instructions for voting are described in the Proxy Statement and the proxy card.

You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of
Glucotrack, Inc.
Sincerely,

/s/ Paul Goode
Paul Goode Chief Executive Officer

Rutherford, New Jersey

October 3, 2025

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
PROPOSAL 1: PROPOSAL TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE PURCHASE AGREEMENT	7
PROPOSAL 2: ADJOURNMENT PROPOSAL	11
HOUSEHOLDING	12
STOCKHOLDER PROPOSALS	12

i

GLUCOTRACK, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on October 31, 2025

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Glucotrack, Inc., a Delaware corporation, to be held exclusively online via the Internet on Friday, October 31, 2025, at 12:00 p.m. (Eastern time) at https://www.virtualshareholdermeeting.com/GCTK2025SM2. The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. Unless the context requires otherwise, references to “Glucotrack,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Glucotrack, Inc.

In accordance with the bylaws of the Company (as they may be amended, supplemented or otherwise modified from time to time, the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), to Sixth Borough Capital Fund, LP (“Sixth Borough”), pursuant to that certain purchase agreement, dated September 11, 2025, by and between the Company and Sixth Borough (the “Purchase Agreement”), which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement (the “Issuance Proposal” or “Proposal 1”);

2.	To adopt and approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Issuance Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”); and

3.	To transact such other business as may properly come before the Special Meeting.

Stockholders of record at the close of business on September 23, 2025 (the “record date”), are entitled to notice of, and to attend and to vote at, the Special Meeting and any postponement or adjournment thereof. We intend to mail this Proxy Statement, together with a proxy card, on or about October 3, 2025, to all stockholders entitled to vote at the Special Meeting.

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Questions and Answers about the Special Meeting and Voting

Q:	Who may attend the Special Meeting?

A:	Attendance at the Special Meeting will be limited to those persons who were stockholders, or held Glucotrack Common Stock through a broker, bank or other nominee, at the close of business on September 23, 2025, the record date for the Special Meeting.

Q:	Who may vote at the Special Meeting?

A:	Our Board of Directors (“Board”) set September 23, 2025, as the record date for the Special Meeting. If you owned shares of our Common Stock at the close of business on September 23, 2025, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on. As of September 23, 2025, there were 899,410 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Q:	How do I vote my shares if I hold my shares through a broker rather than directly?

A:	If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote at the Special Meeting.

If your shares are held in a brokerage account, bank or by another nominee or trustee, you are considered the beneficial owner of shares held in “street” name. In that case, the proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the proxy materials. As the beneficial owner, you are also invited to attend the Special Meeting, but because the beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting.

As indicated above, if your shares are held in “street” name by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted at the Special Meeting.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on October 30, 2025, the day before the Special Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded;

●	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on October 30, 2025, the day before the Special Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded; or

●	By completing, dating, signing and returning the proxy card. If you received the proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it. Your proxy card must be received by the close of business on October 30, 2025, the day before the Special Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on October 30, 2025, the day before the Special Meeting. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.

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Q:	How will my shares be voted?

A:	All shares which are entitled to vote and represented by a properly completed, executed and delivered proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed by you in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “FOR” the Issuance Proposal and the Adjournment Proposal, and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Q:	Is my vote confidential?

A:	Yes, your vote is confidential. The only persons who have access to your vote are the inspector of election, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Q:	What is the quorum requirement for the Special Meeting?

A:	One third (1/3) of our outstanding shares of Common Stock entitled to vote, as of the record date, must be present at the Special Meeting in person or by proxy in order for us legally to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Special Meeting if you:

●	Are present and entitled to vote in person at the Special Meeting; or

●	Properly submitted a proxy card or voter instruction card.

If you are present in person or by proxy at the Special Meeting but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of establishing a quorum. Broker non-votes are not counted for determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. The proposals listed in this Proxy Statement state the votes needed to approve the proposed actions.

Q:	What proposals will be voted on at the Special Meeting?

A:	The following proposals will be voted on at the Special Meeting:

●	The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of Common Stock to Sixth Borough, pursuant to the Purchase Agreement, which shares may represent more than 20% of the Company’s issued and outstanding Common Stock as of the date of the Purchase Agreement (the “Issuance Proposal” or “Proposal 1”); and

●	To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Issuance Proposal at the Special Meeting (the “Adjournment Proposal” or “Proposal 2”).

Q:	What are the recommendations of the Board of Directors?

A:	The Board of Directors unanimously recommends that you vote:

●	“FOR” the Issuance Proposal; and

●	“FOR” the Adjournment Proposal.

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Q:	What does it mean to vote by proxy?

A:	When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this Proxy Statement, you will have designated proxy holders for the Special Meeting.

Any proxy given pursuant to this solicitation and received in time for the Special Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” the Issuance Proposal and the Adjournment Proposal. With respect to any other proposal that properly comes before the Special Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

Q:	What are the voting rights of stockholders?

A:	Each share of our Common Stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. No dissenters’ rights are provided under the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation (as it may be amended, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) or our Bylaws with respect to any of the proposals described in this Proxy Statement.

Q:	What is a “broker non-vote”?

A:

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by The Nasdaq Stock Market LLC (“Nasdaq”), which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by Nasdaq. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the Nasdaq until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The approval of the Issuance Proposal and the Adjournment Proposal are generally not considered to be “routine” matters and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Issuance Proposal and the Adjournment Proposal. If such proposals are deemed to be “routine,” a bank or broker may be able to vote on the Insurance Proposal and the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Q:	How many votes are required to approve each proposal?

A:

Issuance Proposal. The approval of the Issuance Proposal requires that a quorum exist and the affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter be voted in favor of the Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Issuance Proposal. Under The Nasdaq Stock Market LLC (“Nasdaq”) listing rules (the “Nasdaq Listing Rules”), brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Issuance Proposal.

Adjournment Proposal. For the Adjournment Proposal to be approved, the number of votes cast in favor of approval of the Adjournment Proposal must represent a majority of all those outstanding shares that (a) are present or represented by proxy at the Special Meeting, and (b) are cast either affirmatively or negatively on the proposal. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as a vote against the proposal. The Adjournment Proposal is considered to be a “non-routine” matter, which means that banks, brokers or other nominees will not have discretionary authority to vote on this matter. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Adjournment Proposal.

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Q:	Can I access these proxy materials on the Internet? How long will they be available?

A:	Yes. The Notice of Special Meeting and Proxy Statement are available for viewing, printing, and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:	How can I revoke or change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

●	Filing a written notice of revocation bearing a later date than the proxy with our Chief Executive Officer at Glucotrack, Inc., 301 Rte. 17 North, Ste. 800, Rutherford, New Jersey 07070, at or before the taking of the vote at the Special Meeting;

●	Duly executing a later-dated proxy relating to the same shares and delivering it to our Chief Executive Officer at Glucotrack, Inc., 301 Rte. 17 North, Ste. 800, Rutherford, New Jersey 07070, at or before the taking of the vote at the Special Meeting;

●	Attending the Special Meeting virtually and vote your shares (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy); or

●	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern Time on October 30, 2025, the day before the Special Meeting (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Special Meeting if you obtain a legal proxy from them and register to attend the Special Meeting as described in the answers to previous questions.

Q:	Where can I find the voting results of the Special Meeting?

A:	We plan to announce the preliminary voting results at the Special Meeting. We will file the results in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting.

Q:	Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?

A:

Proxies are being solicited by the Board of Directors for use at the Special Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. The Company also has engaged Sodali & Co. (“Sodali”) as the Company’s proxy solicitor to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali an estimated fee of approximately $15,000, as well as reasonable and customary documented expenses. The Company has also agreed to indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Q:	Who can help answer my questions?

A:	If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the Proxy Statement or proxy card, you may contact Sodali at:

Sodali & Co.

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: Toll-Free (800) 662-5200

Banks and brokers can call collect at (203) 658-9400

Email: GCTK.info@investor.sodali.com

You may also contact the Company at:

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, New Jersey 07070

Telephone: (201) 842-7715

Email: investors@glucotrack.com

Attention: Corporate Secretary

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 23, 2025, the record date, unless otherwise noted below, for the following:

●	each person or entity known to own beneficially more than 5% of our outstanding Common Stock as of the date indicated in the corresponding footnote;

●	each of our named executive officers;

●	each director; and

●	all current directors and executive officers as a group.

Applicable percentage ownership is based on 899,410 shares of our Common Stock outstanding as of September 23, 2025 (the “Evaluation Date”), unless otherwise noted below, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after the date of this Proxy Statement, and shares issuable within 60 days after the date of this Proxy Statement, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Glucotrack, Inc., 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock
Named Executive Officers and Directors
Paul V. Goode	394	(1)	*
Luis Malavé	2,858	(2)	*
Erin Carter	1,148	(3)	*
Victoria Carr-Brendel	167	(4)	*
Andrew K. Balo	1,360	(5)	*
All of our executive officers and directors as a group (6 individuals)	5,927		*

5% or Greater Stockholders
John A. Ballantyne	46,016	(6)	5.1%
John A. Ballantyne Rev Trust 08/01/2017	45,728	(7)	5.1%

*	Indicates less than one percent of the outstanding shares of the Company’s Common Stock.

(1)	Includes (i) 55 shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, (ii) 42 shares earned under the IP Purchase Agreement and issuable within 60 days of the Evaluation Date and (iv) 297 shares of Common Stock held directly by Mr. Goode.

(2)	Includes (i) 498 unissued shares earned in connection with Board service and issuable within 60 days of the Evaluation Date and (ii) 2,360 shares of Common Stock held directly by Mr. Malavé.

(3)	Includes (i) 418 unissued shares earned in connection with Board service and issuable within 60 days of the Evaluation Date and (ii) 730 shares of Common Stock held directly by Ms. Carter.

(4)	Includes 167 unissued shares earned in connection with Board service and issuable within 60 days of the Evaluation Date.

(5)	Includes 1,360 unissued shares earned in connection with Board service and issuable within 60 days of the Evaluation Date.

(6)	Includes (i) 45,728 shares owned by the John A. Ballantyne Revocable Trust 08/01/2017 and (ii) 288 unissued shares earned in connection with Board service and issuable within 60 days of the Evaluation Date. John A. Ballantyne has voting and investment control over the shares held by John A. Ballantyne Rev Trust 08/01/2017. The address of John Ballantyne is 7410 Claire Drive South, Fargo ND 58104.

(7)	The address of John A. Ballantyne Rev Trust 08/01/2017 is 7410 Claire Drive South, Fargo ND 58104. John A. Ballantyne has voting and investment control over the shares held by John A. Ballantyne Rev Trust 08/01/2017.

6

PROPOSAL 1

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE FULL ISSUANCE OF SHARES OF COMMON STOCK ISSUABLE BY THE COMPANY PURSUANT TO THE PURCHASE AGREEMENT

Overview

General

On September 11, 2025, we entered into the Purchase Agreement with Sixth Borough, pursuant to which Sixth Borough has agreed to purchase from us up to an aggregate of $20.0 million of our Common Stock (subject to certain limitations) from time to time over the term of the Purchase Agreement (the “Purchase Shares”). Pursuant to the Purchase Agreement we will issue up to 60,000 shares of Common Stock (the “Commitment Shares”) upon the exercise of pre-funded warrants issued to Sixth Borough on the Commencement Date as a fee for making its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. The Commencement Date is the date on which all conditions to Sixth Borough’s purchase obligation under the Purchase Agreement have been satisfied, including that a registration statement registering (i) the Commitment Shares and (ii) the maximum number of Purchase Shares issuable pursuant to the Purchase Agreement, is declared effective by the SEC and the related final prospectus is filed, as required pursuant to the registration rights agreement, dated September 11, 2025, by and between the Company and Sixth Borough (the “Registration Rights Agreement”).

From and after the Commencement Date, we may, from time to time and at our sole discretion for a period of 24 months, direct Sixth Borough to purchase Common Stock through Regular Purchases, Add-On Purchases and Intraday Purchases, each as described below.

The Purchase Agreement prohibits the Company from directing Sixth Borough to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Sixth Borough (as calculated pursuant to Section 13(d) of the Securities Exchange Act and Rule 13d-3 thereunder), would result in Sixth Borough beneficially owning more than 4.99% of the then total outstanding shares of Common Stock.

Purchase of Shares of our Common Stock Under the Purchase Agreement

Regular Purchases

From and after the Commencement Date, the Company may, by written notice (each, a “Regular Notice”), direct Sixth Borough to purchase up to 20,000 shares of Common Stock (each such purchase, a “Regular Purchase” and, the day on which Sixth Borough receives the Regular Notice, the “Regular Purchase Date”), subject to adjustment as described below (such maximum number of Purchase Shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). The purchase price for each Regular Purchase (the “Regular Purchase Price”) shall be equal to the lesser of ninety-seven percent (97%) of: (i) the volume weighted average price (the “VWAP”) of the Common Stock on the Nasdaq Capital Market (the “Principal Market”) on the date the Regular Notice is delivered to Sixth Borough (the “Regular Purchase Date”); or (ii) the average of the three (3) lowest closing sale prices for the Common Stock on the Principal Market (each, a “Closing Sale Price”) during the ten (10) trading days prior to the Regular Purchase Date. The Regular Purchase Share Limit shall increase to 25,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $3.00, and shall further increase to 30,000 Purchase Shares if the Closing Sale Price of the Common Stock on the applicable Regular Purchase Date is not less than $5.00. Sixth Borough’s committed obligation under any single Regular Purchase shall not exceed $500,000.

7

Add-On Purchases

Subject to the terms and conditions of the Purchase Agreement, in addition to directing purchases of Purchase Shares as pursuant to a Regular Notice, the Company shall also have the right, but not the obligation, to direct Sixth Borough to purchase a number of Purchase Shares by delivering a written notice to Sixth Borough (each, an “Add-On Purchase Notice”). Each Add-On Purchase Notice may direct Sixth Borough to purchase a number of Purchase Shares not to exceed the lesser of: (i) three (3) times the number of shares purchased pursuant to the corresponding Regular Notice; or (ii) 30% of the trading volume of the Common Stock on the date of the Add-On Purchase Notice (the “Add-On Purchase Share Amount”). The purchase price for each Add-On Purchase (the “Add-On Purchase Price,” and each such purchase, an “Add-On Purchase”) shall be equal to the lesser of ninety-five percent (95%) of: (i) the VWAP reported by the Principal Market for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Regular Purchase Date (the “Add-On Purchase Date”), or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, or such other time publicly announced as the official close of trading on such applicable Add-On Purchase Date; and (ii) the average of the three (3) lowest Closing Sale Prices of the Common Stock during the ten (10) business days immediately prior to the Add-On Purchase Date. The Company may deliver an Add-On Purchase Notice to Sixth Borough only if: (i) it has properly submitted a Regular Notice on the same Regular Purchase Date, providing for the purchase of a number of Purchase Shares equal to or greater than the Regular Purchase Share Limit then in effect (including any automatic increases resulting from the applicable Closing Sale Price or other adjustments under the Purchase Agreement); and (ii) Sixth Borough has received all Purchase Shares subject to all prior Regular Purchases (excluding the Regular Purchase made on such Regular Purchase Date), as well as all prior Add-On Purchases and Intraday Purchases initiated by the Company under the Purchase Agreement.

Intraday Purchases

In addition to purchases of Purchase Shares as described above, the Company shall also have the right, on no more than three (3) occasions during any business day, but not the obligation, to direct Sixth Borough to purchase additional shares of Common Stock by delivering written notice (each, an “Intraday Purchase Notice” and together with any Regular Purchase Notice or Add-On Purchase Notice, each a “Purchase Notice”) on such day (the “Intraday Purchase Date”). The total number of shares of Common Stock set forth in each Intraday Purchase Notice, together with the number of shares specified in any other Intraday Purchase Notices submitted on the same day, shall not exceed the lesser of: (i) 100% of the average daily trading volume reported by the Principal Market during the five (5) business days preceding the business day prior to the Intraday Purchase Date; and (ii) Sixth Borough’s committed daily obligation of $1,000,000 (such maximum aggregate amount, the “Intraday Purchase Share Amount”). The purchase price per share for each such transaction (the “Intraday Purchase Price,” and each such transaction, an “Intraday Purchase”) shall be equal to the greater of ninety-five percent (95%) of: (i) the lowest transaction price reported by the Principal Market during the period beginning at 9:30:01 a.m., Eastern time, on the applicable Intraday Purchase Date, or such other time publicly announced by the Principal Market as the official open of trading, and ending 4:00:00 p.m., Eastern time, on such applicable Intraday Purchase Date, or such other time publicly announced as the official close of trading on such applicable Intraday Purchase Date; and (ii) the Closing Sale Price of the Common Stock on the business day immediately prior to the Intraday Purchase Date. The Company may submit an Intraday Purchase Notice only if it has delivered to Sixth Borough prior to 2:00 p.m. Eastern time on the applicable business day, the notice specifying the number of shares to be purchased, and Sixth Borough consents in writing to such Intraday Purchase. The Company may submit up to three (3) Intraday Purchase Notices in a single business day provided that delivery of shares by the Company pursuant to all prior Intraday Purchase Notices has been made.

To date, the Company has not issued any shares of Common Stock pursuant to the Purchase Agreement.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 11, 2025.

8

Reasons for Seeking Stockholder Approval

As a result of our listing on Nasdaq, issuances of our Common Stock are subject to the Nasdaq Listing Rules, including Rule 5635(d), which requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of shares of our Common Stock (or securities convertible into or exercisable for shares of our Common Stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement if such issuance would result in the issuance of more than 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the agreements related to such issuance (the “Nasdaq 20% Rule”).

Under the Nasdaq 20% Rule, in no event may we issue or sell to Sixth Borough under the Purchase Agreement more than 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement (which was 179,792 shares, based on 899,410 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all shares of Common Stock issued to Sixth Borough under the Purchase Agreement equals or exceeds $4.63 per share which represents the lower of (A) the official closing price of our Common Stock on the Principal Market on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on the Principal Market for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement so that the Exchange Cap limitation would not apply to issuances and sales of our Common Stock under the Purchase Agreement pursuant to the rules and regulations of Nasdaq (the “Minimum Price”).

As of October 3, 2025, we had issued no shares of Common Stock under the Purchase Agreement, leaving 179,792 shares of our Common Stock available for issuance under the Purchase Agreement without (i) seeking stockholder approval or (ii) assuming the average price per share of such shares equals or exceeds the Minimum Price. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would violate any applicable Nasdaq Listing Rules, including the Nasdaq 20% Rule. Based on the closing sale price of our Common Stock as reported on the Nasdaq Capital Market on September 22, 2025, to fully utilize the amount available to us under the Purchase Agreement, we would need to issue 3,341,378 shares of Common Stock to Sixth Borough (which includes the Commitment Shares), which would be in excess of the Nasdaq 20% Rule. Accordingly, in order to be able to sell to Sixth Borough the full amount available under the Purchase Agreement, we are seeking stockholder approval to issue 20% or more of our outstanding shares as of the date we entered into the Purchase Agreement.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve the Issuance Proposal, we will be unable to issue shares of Common Stock to Sixth Borough pursuant to the Purchase Agreement in excess of the Exchange Cap unless the average price of all shares of Common Stock issued to Sixth Borough under the Purchase Agreement equals or exceeds the Minimum Price.

Effect on Current Stockholders if the Issuance Proposal is Approved

Upon obtaining the stockholder approval requested in this Issuance Proposal, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of Common Stock to Sixth Borough. If this Issuance Proposal is approved by our stockholders, we would be able to issue more than the original Exchange Cap (or 179,792 shares) to Sixth Borough under the Purchase Agreement at a price less than the Minimum Price. The maximum number of shares of Common Stock that we may issue would fluctuate from time to time based on the price of our Common Stock.

9

Reasons for Transaction and Effect on Current Stockholders

Our Board has determined that the Purchase Agreement with Sixth Borough is in the best interests of the Company and its stockholders because the right to sell shares to Sixth Borough provides the Company with a potential source of capital and the ability to access that capital when and as needed.

The Purchase Agreement does not affect the rights of the holders of outstanding Common Stock, but the sale of shares to Sixth Borough pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

Required Vote of Stockholders

The approval of the Issuance Proposal requires that a quorum exist, and the affirmative vote of the majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter shall be required to approve the Issuance Proposal. Abstentions are not considered votes cast and will therefore have no effect on the Issuance Proposal. Under applicable Nasdaq Listing Rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the Issuance Proposal) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of the Issuance Proposal.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE PROPOSAL.

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PROPOSAL 2

ADJOURNMENT PROPOSAL

Holders of Company Common Stock are being asked to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve this proposal, the Board could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

This Adjournment Proposal will be presented to stockholders at the Special Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Issuance Proposal or to constitute a quorum.

If, at the Special Meeting, the number of shares present or represented and voting to approve the presented proposals is not sufficient to approve the Issuance Proposal or if a quorum is not present, the Board currently intends to move to adjourn the Special Meeting to enable the Board to solicit additional proxies for the approval of the Issuance Proposal.

Required Vote of Stockholders

The approval of Proposal 2 requires that holders of a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote thereon vote “FOR” Proposal 2. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Proposal 2 is considered to be a “non-routine” matter, which means that banks, brokers or other nominees will not have discretionary authority to vote on this matter. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of Proposal 2.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

11

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary either by calling (201) 842-7715 or by mailing a request to Attn: Corporate Secretary, 301 Rte. 17 North, Ste. 800, Rutherford, NJ 07070. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

STOCKHOLDER PROPOSALS

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our principal executive officer at the address provided herein for our corporate offices in New Jersey no later than December 29, 2025. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to our principal executive officer, at the above address, not less than 90 days nor more than 120 days prior to the anniversary of the date of the meeting notice for the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than December 29, 2025 and no later than January 28, 2026. If a stockholder fails to provide timely notice of a proposal to be presented at our 2026 annual meeting of stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 23, 2026. Stockholders desiring to nominate a director or submit a proposal are advised to examine the Company’s Bylaws, as they contain additional submission requirements.

By Order of the Board of Directors of
Glucotrack, Inc.
Sincerely,

/s/ Paul Goode
Paul Goode Chief Executive Officer

Rutherford, New Jersey

October 3, 2025

12

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 30, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GCTK2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80079-S22643

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLUCOTRACK, INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V80080-S22643

GLUCOTRACK, INC.
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 31, 2025 12:00 P.M. ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints each of Paul V. Goode and Peter C. Wulff (with full power to act alone), as the attorney and proxy of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side